Exhibit 99.1

Contact:	Michael Kirshbaum	The Advisory Board Company
	Chief Financial Officer	2445 M Street, N.W.
	c/o Bianca Alonso	Washington, D.C. 20037
	202.266.5803	www.advisory.com
IR@Advisory.com

THE ADVISORY BOARD COMPANY REPORTS RESULTS FOR

QUARTER AND CALENDAR YEAR ENDED DECEMBER 31, 2015

Company Reports Quarterly Revenue of $205 Million and Contract Value of $763 Million;

Announces Guidance

WASHINGTON, D.C. — (February 23, 2016) — The Advisory Board Company (NASDAQ: ABCO), a leading provider of insight-driven technology, research, and services for organizations in transforming industries, today announced financial results for the quarter and calendar year ended December 31, 2015.

Highlights from the fourth quarter and calendar year 2015 are as follows (all comparisons are to the quarter and calendar year ended December 31, 2014):

Quarter ending December 31, 2015

•	Revenue of $205.0 million, an increase of 38%

•	Contract value of $762.6 million, an increase of 27%

•	Adjusted EBITDA of $43.6 million, an increase of 102%

•	Non-GAAP earnings per diluted share of $0.48

Calendar year 2015

•	Adjusted revenue of $780.8 million, an increase of 37%

•	Adjusted EBITDA of $171.7 million, an increase of 80%

•	Non-GAAP earnings per diluted share of $1.51

Robert Musslewhite, Chairman and Chief Executive Officer of the Advisory Board Company, commented, “For the Advisory Board Company, 2015 was another year of delivering deeper, more comprehensive value to our members, thereby increasing the size and power of our relationships as we work in partnership to address the myriad of challenges that our members face. As expected, we finished the year within our guidance range on adjusted revenue, adjusted EBITDA, and non-GAAP earnings per diluted share. Looking ahead to 2016, while we expect to see lower revenue growth, the fundamental characteristics of our business remain sound. We will draw on our differentiated foundation of insight and best practice, unparalleled technology and analytics platform, deep expertise, and strong relationships across our 5,200 members to continue to drive outsized impact on health care and education. Further, even at a lower growth rate, the scalability and earnings power inherent in our model enable us to deliver strong margin expansion and bottom line growth rates for adjusted EBITDA and non-GAAP EPS.”

Mr. Musslewhite continued, “At the same time, we continue to make significant investments in innovation across the existing platform as well as into new products and offerings to support our members as they continue to demand support in addressing the numerous challenges they face. In addition to increasing the value delivered to our members, these investments set us up well to expand on both the top and bottom lines well into the future.”

Mr. Musslewhite concluded, “We are privileged to serve two mission-driven industries that produce tremendous good. Because of the change and complexity in both health care and education, our members badly need the help we provide, and it is an opportunity through our work to really make a difference. The value we deliver to our members has never been higher; our ability as an $800M+ company to use our scale to create positive change and transform our industries has us all excited and working hard to make 2016 a successful year.”

Fourth Quarter Financial Review

Revenue increased 38% to $205.0 million in the quarter ended December 31, 2015, up from $149.0 million for the quarter ended December 31, 2014. Contract value increased 27% to $762.6 million as of December 31, 2015, up from $601.8 million as of December 31, 2014.

Net loss attributable to common stockholders was $101.8 million, or $2.43 per diluted share, for the quarter ended December 31, 2015, compared to net loss attributable to common stockholders of $5.4 million, or $0.15 per diluted share, for the quarter ended December 31, 2014. The increase in net loss was primarily attributable to a goodwill impairment of $95.7 million in the quarter ending December 31, 2015. Adjusted net income was $20.5 million for the quarter ended December 31, 2015, up from $8.9 million for the quarter ended December 31, 2014. Non-GAAP earnings per diluted share was $0.48 for the quarter ended December 31, 2015, up from $0.24 for the quarter ended December 31, 2014.

Adjusted EBITDA increased 102% to $43.6 million for the quarter ended December 31, 2015, up from $21.6 million for the quarter ended December 31, 2014.

Adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, and adjusted EBITDA are non-GAAP financial measures.

Annual Financial Review

Revenue increased 34% to $768.3 million for calendar year 2015, up from $571.8 million for calendar year 2014. Adjusted revenue, a non-GAAP financial measure that reflects an adjustment for the effect on revenue of fair value adjustments to acquired deferred revenue, increased 37% to $780.8 million for calendar year 2015, up from $571.8 million for calendar year 2014. Net loss attributable to common stockholders was $115.5 million, or $2.76 per diluted share, for calendar year 2015, compared to net income attributable to common stockholders of $4.8 million, or $0.13 per diluted share, for calendar year 2014. Adjusted EBITDA was $171.7 million for calendar year 2015, up from $95.7 million for calendar year 2014. Adjusted net income was $64.2 million for calendar year 2015, up from $47.3 million for calendar year 2014. Non-GAAP earnings per diluted share was $1.51 for calendar year 2015, compared to $1.28 for calendar year 2014.

Share Repurchase

During the three months ended December 31, 2015, the Company repurchased approximately 392,000 shares of its common stock at a total cost of $20.0 million. Since 2004, the Company has repurchased approximately 17.8 million shares of its common stock at a total cost of $451.8 million.

Outlook for Calendar Year 2016

The Company is providing financial guidance for calendar year 2016. For the year, the Company expects revenue to be in a range of $810 million to $830 million, adjusted EBITDA to be in a range of $188 million to $195 million, and non-GAAP earnings per diluted share to be in a range of $1.63 to $1.73. For the year, the Company expects stock-based compensation expense to be approximately $32 million, interest expense to be approximately $19 million, amortization from acquisition-related intangible assets to be approximately $29 million, amortization from non-acquisition related assets to be approximately $52 million, capital expenditures to be approximately $60 million, and the Company’s effective tax rate to be approximately 40%.

Conference Call Information

As previously announced, the Company will hold a conference call to discuss its fourth quarter and calendar year performance this evening, February 23, 2016, at 5:30 p.m. Eastern Time. The conference call will be available via live webcast on the Company’s website at www.advisory.com/IR. To participate by telephone, the dial-in number is 888.336.7150. Participants are advised to dial in at least five minutes prior to the call to register. The webcast will be archived for seven days from 8:00 p.m. Eastern Time on Tuesday, February 23, 2016, until 11:00 p.m. Eastern Time on Tuesday, March 1, 2016. The Company invites all interested parties to attend the conference call, including the lenders under the Company’s senior secured credit facilities.

A supplemental presentation of information complementary to the information presented in this release and that will be discussed on the conference call will be made available on the Company’s website at www.advisory.com/IR prior to the conference call and will be archived for the same duration as the webcast.

About the Advisory Board Company

The Advisory Board Company is the leading provider of insight-driven technology, research, and services for organizations in transforming industries. Through its innovative membership model, the Company collaborates with more than 230,000 leaders at 5,200 member organizations to elevate performance and solve their most pressing problems. The Company provides strategic guidance, actionable insights, cloud-based software solutions, and comprehensive implementation and management services. For more information, visit www.advisory.com.

Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted net income, non-GAAP earnings per diluted share, adjusted EBITDA, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided in the accompanying tables found at the end of this release for each of the fiscal periods indicated.

Caution Regarding Forward-Looking Statements

Statements in this news release that relate to future results and events are forward-looking statements and are based on the Company’s expectations as of the date of this news release. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “estimate,” “expect,” “guidance,” “intend,” “may,” “outlook,” “plan,” “potential,” “should,” “will,” “would,” or similar words or expressions. Forward-looking statements in this news release include the Company’s expectations regarding its performance and results for fiscal 2015 with respect to adjusted revenue, adjusted EBITDA, non-GAAP earnings per diluted share, stock-based compensation expense, debt expense, amortization from acquisition-related intangible assets, capital expenditures, and the Company’s effective tax rate.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties, and other factors, including those relating to: factors that adversely affect the financial condition of the health care and higher education industries; federal and state law and regulations governing the health care and higher education industries and our members’ and our respective compliance with those applicable laws and regulations; the Company’s ability to sustain high renewal rates on its memberships; maintenance of the Company’s reputation and expansion of its name recognition; the Company’s ability to offer new and valuable products and services; effects of competition; the Company’s ability to maintain a highly-skilled workforce; unsuccessful design or implementation of software or delivery of consulting and management services; delays in generating revenue; effects of federal and state privacy and security laws and cyber attacks and other data security breaches; compliance with federal regulations governing electronic transactions; service disruptions and operational or security failures; ability to collect and maintain member and third party data and to obtain proper permissions and waivers for use and disclosure of information received from members or on their behalf; liability for failure to provide accurate information or for deficient submissions to third-party payors; compliance with federal and state laws governing healthcare fraud and abuse or reimbursement; maintenance of third-party providers and strategic alliances and entry into new alliances; licensing and integration of third-party technologies and data; protection of the Company’s intellectual property; claims of infringement, misappropriation, or violation of proprietary rights of third parties; limitations associated with use of open source technology; changes to estimates and assumptions used to prepare the Company’s consolidated financial statements; any significant increase in bad debt in excess of recorded estimates; failure to realize the anticipated benefits of the Royall acquisition; diversion of management’s attention from operations by activities focused on the integration of Royall’s business; business and financial risk associated with the pursuit of acquisition opportunities; delays in the delivery by Evolent Health to the Company of its financial statements; any significant additional impairment of the Company’s goodwill; the Company’s ability to realize a return on its strategic investments; the level of the Company’s debt service obligations and restrictions on its operations under debt covenants; potential imposition of sales and use taxes on sales of the Company’s services; the Company’s ability to realize fully its deferred tax assets; inherent limitations in, and the potential impact of any failure to maintain, effective internal control over financial reporting; effects of issuance of additional capital stock; and provisions in the Company’s charter and bylaws that could discourage takeover attempts.

This list of risks, uncertainties, and other factors is not complete. The Company discusses some of these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations, and prospects, in its filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-KT for the transition period ended December 31, 2014 and its quarterly reports on Form 10-Q and current reports on Form 8-K. These filings are available for review through the Securities and Exchange Commission’s website at www.sec.gov. Any or all forward-looking statements the Company makes may turn out to be wrong, and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties, and other factors, including those identified in this news release. Accordingly, you should not place undue reliance on the forward-looking statements made in this news release, which speak only as of its date. The Company does not undertake to update any of its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

###

Reconciliation of Non-GAAP Financial Measures

This news release presents information about the Company’s adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, adjusted effective tax rate, and adjusted weighted average common shares outstanding-diluted, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP.

A reconciliation of each of the foregoing historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures is provided below for each of the fiscal periods indicated. It is not practicable to provide a reconciliation of forecasted adjusted revenue, adjusted EBITDA, adjusted net income, non-GAAP earnings per diluted share, or adjusted effective tax rate to the most directly comparable GAAP financial measures because certain items required for the forecast of such GAAP financial measures, including fair value adjustments to acquisition-related earn-out liabilities, equity in income (loss) of unconsolidated entity, and gains and losses on investment in common stock warrants, cannot reasonably be estimated or predicted at this time.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$204,951	$149,049	$768,348	$571,805
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	—	12,499	—

Adjusted revenue	$204,951	$149,049	$780,847	$571,805

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net (loss) income attributable to common stockholders	$(101,793)	$(5,391)	$(115,527)	$4,790
Effect on revenue of fair value adjustments to acquisition-related deferred revenue	—	—	12,499	—
Equity in loss of unconsolidated entities	2,728	3,193	4,396	9,271
Accretion of noncontrolling interest to redemption value	—	(637)	—	6,253
Provision (benefit) for income taxes	3,516	(78)	15,200	10,463
Interest expense	4,905	—	21,121	—
Other expense, net	4,102	1,186	6,499	595
Loss on financing activities	—	—	17,398	—
Depreciation and amortization	18,852	10,743	73,134	39,101
Impairment of capitalized software	8,166	2,086	8,166	2,086
Goodwill impairment	95,658	—	95,658	—
Acquisition and similar transaction charges	—	4,324	6,610	4,592
Fair value adjustments to acquisition-related earn-out liabilities	475	(100)	(1,665)	(4,700)
Vacation accrual adjustment	—	—	(850)	850
Stock-based compensation expense	6,962	6,249	29,093	22,388

Adjusted EBITDA	$43,571	$21,575	$171,732	$95,689

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net (loss) income attributable to common stockholders	$(101,793)	$(5,391)	$(115,527)	$4,790
Effect of adjusted tax rate on net (loss) income	26,639	738	38,330	738
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	—	—	7,046	—
Equity in loss of unconsolidated entities	2,728	3,193	4,396	9,271
Accretion of noncontrolling interest to redemption value	—	(637)	—	6,253
Impairment of capitalized software, net of adjusted tax rate	6,190	1,502	6,190	1,502
Goodwill impairment, net of adjusted tax rate	72,509	—	72,509	—
Amortization of acquisition-related intangibles, net of adjusted tax rate	5,846	1,938	18,816	7,164
Loss on financing activities, net of adjusted tax rate	—	—	9,725	—
Acquisition and similar transaction charges, net of adjusted tax rate	—	3,113	3,704	3,276
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	360	(72)	(831)	(3,032)
Loss on investment in common stock warrants, net of adjusted tax rate	334	—	294	108
Impairment of cost method investment, net of adjusted tax rate	2,426	—	2,426	—
Vacation accrual adjustment, net of adjusted tax rate	—	—	(475)	803
Stock-based compensation expense, net of adjusted tax rate	5,277	4,499	17,598	16,424

Adjusted net income	$20,516	$8,883	$64,201	$47,297

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net (loss) income attributable to common shareholders per share - Diluted	$(2.43)	$(0.15)	$(2.76)	$0.13
Effect of adjusted tax rate on net (loss) income	0.63	0.02	0.91	0.02
Effect of adjusted weighted average common shares outstanding – Diluted on (loss) earnings per share	0.01	—	0.02	—
Effect on revenue of fair value adjustments to acquisition-related deferred revenue, net of adjusted tax rate	—	—	0.17	—
Equity in loss of unconsolidated entities	0.06	0.09	0.11	0.25
Accretion of noncontrolling interest to redemption value	—	(0.02)	—	0.17
Impairment of capitalized software, net of adjusted tax rate	0.15	0.04	0.15	0.04
Goodwill impairment, net of adjusted tax rate	1.71	—	1.71	—
Amortization of acquisition-related intangibles, net of adjusted tax rate	0.14	0.05	0.45	0.20
Loss on financing activities, net of adjusted tax rate	—	—	0.23	—
Acquisition and similar transaction charges, net of adjusted tax rate	—	0.09	0.09	0.09
Fair value adjustments to acquisition-related earn-out liabilities, net of adjusted tax rate	0.01	—	(0.03)	(0.09)
Loss on investment in common stock warrants, net of adjusted tax rate	0.01	—	—	—
Impairment of cost method investment, net of adjusted tax rate	0.06	—	0.06	—
Vacation accrual adjustment, net of adjusted tax rate	—	—	(0.01)	0.02
Stock-based compensation expense, net of adjusted tax rate	0.13	0.12	0.41	0.45

Non-GAAP earnings per diluted share	$0.48	$0.24	$1.51	$1.28

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Effective tax rate	-3.7%	2.7%	-15.8%	34.0%
Effect on tax rate of Washington, D.C. tax law change, including write-off of Washington, D.C. income tax credits	—	—	18.0%	—
Effect on tax rate of loss on financing activities	—	—	-13.0%	—
Effect on tax rate of asset impairment	27.9%	—	52.6%	—
Effect on tax rate of unconsolidated equity method investment related FIN 48 liability	—	25.3%	—	-5.6%
Effect on tax rate of Royall acquisition costs and other acquisition-related tax items	—	—	-2.6%	—

Adjusted effective tax rate	24.2%	28.0%	39.2%	28.4%

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014
Weighted average common shares outstanding – Diluted	41,854	36,037	41,888	36,877
Diluted shares outstanding (1)	485	524	516	—

Adjusted weighted average common shares outstanding – Diluted	42,339	36,561	42,404	36,877

(1)	For non-GAAP purposes the Company has net income, therefore has included diluted shares in its calculation of non-GAAP EPS.

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

AND OTHER OPERATING STATISTICS

(In thousands, except per share data)

	Three Months Ended		Selected	Twelve Months Ended		Selected
	December 31,		Growth	December 31,		Growth
	2015	2014	Rates	2015	2014	Rates
Statements of Income
Revenue (1) (2)	$204,951	$149,049	37.5%	$768,348	$571,805	34.4%

Cost of services, excluding depreciation and amortization (3) (4)	103,288	81,873		392,676	297,364
Member relations and marketing (3)	30,065	27,876		120,958	107,656
General and administrative (3) (5) (6)	35,464	28,198		128,669	94,226
Depreciation and amortization (1) (7)	18,852	10,743		73,134	39,101
Impairment of capitalized software	8,166	2,086		8,166	2,086
Goodwill impairment	95,658	—		95,658	—

Operating (loss) income	(86,542)	(1,727)		(50,913)	31,372
Other expense
Interest expense	(4,905)	—		(21,121)	—
Other expense, net	(4,102)	(1,186)		(6,499)	(595)
Loss on financing activities	—	—		(17,398)	—

Total other (expense) income, net	(9,007)	(1,186)		(45,018)	(595)

(loss) income before provision for income taxes and equity in loss of unconsolidated entities	(95,549)	(2,913)		(95,931)	30,777
Provision for income taxes	(3,516)	78		(15,200)	(10,463)
Equity in loss of unconsolidated entities	(2,728)	(3,193)		(4,396)	(9,271)

Net (loss) income before allocation to noncontrolling interest	(101,793)	(6,028)		(115,527)	11,043
Net loss and accretion to redemption value of noncontrolling interest	—	637		—	(6,253)

Net (loss) income attributable to common stockholders	$(101,793)	$(5,391)		$(115,527)	$4,790

Net (loss) income attributable to common stockholders per share
Basic	$(2.43)	$(0.15)		$(2.76)	$0.13
Diluted	$(2.43)	$(0.15)		$(2.76)	$0.13

Weighted average common shares outstanding
Basic	41,854	36,037		41,888	36,368
Diluted	41,854	36,037		41,888	36,877
Contract Value (at end of period)	$762,595	$601,842	26.7%

Percentages of Revenue
Cost of services, excluding depreciation and amortization (3) (4)	50.4%	54.9%		51.1%	52.0%
Member relations and marketing (3)	14.7%	18.7%		15.7%	18.8%
General and administrative (3) (5) (6)	17.3%	18.9%		16.7%	16.5%
Depreciation and amortization (7)	9.2%	7.2%		9.5%	6.8%
Operating income	-42.2%	-1.2%		-6.6%	5.5%
Net (loss) income attributable to common stockholders	-49.7%	-3.6%		-15.0%	0.8%
(1) Prior period amounts have been revised to correct an immaterial error in the calculation of revenue and certain expense relating to capitalized developed software, as follows:

Revenue	—	(1,139)		—	(2,424)
Depreciation and Amortization	—	(494)		—	637
Net (loss) income attributable to common stockholders	—	(379)		—	(1,797)

(2) Amounts include effect on revenue of fair value adjustments to acquisition-related deferred revenue, as follows:

Revenue	—	—		(12,499)	—

(3) Amounts include stock-based compensation, as follows:

Cost of services	2,329	1,972	9,211	7,358
Member relations and marketing	1,269	1,126	5,176	4,191
General and administrative	3,364	3,151	14,706	10,839

(4) Amounts include fair value adjustments of acquisition-related earn-out liabilities, as follows:

Cost of services	475	(100)	(1,665)	(4,700)

(5) Amounts include acquisition and transaction related costs, as follows:

General and administrative	—	5,624	6,610	5,892

(6) Amounts include reversal of vacation accrual charge related to change in fiscal year as follows:

General and administrative	—	—	(850)	850

(7) Amounts include amortization of acquisition-related intangibles, as follows:

Depreciation and amortization	7,712	2,692	31,033	9,893

THE ADVISORY BOARD COMPANY

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$71,825	$72,936
Marketable securities, current	—	14,714
Membership fees receivable, net	605,444	539,061
Prepaid expenses and other current assets	22,651	23,315
Deferred income taxes, current	—	14,695

Total current assets	699,920	664,721
Property and equipment, net	183,057	134,323
Intangible assets, net	274,721	38,973
Deferred incentive compensation and other charges	81,462	86,045
Goodwill	741,687	186,895
Investments in unconsolidated entities	706	9,316
Other non-current assets	1,800	5,370

Total assets	$1,983,353	$1,125,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenue, current	$581,471	$505,729
Accounts payable and accrued liabilities	74,879	80,284
Accrued incentive compensation	41,173	32,073
Debt, current	127,851	—

Total current liabilities	825,374	618,086
Deferred revenue, net of current portion	173,953	167,014
Deferred income taxes, net of current portion	93,893	7,429
Debt, net of current portion	422,367	—
Other long-term liabilities	15,188	15,304

Total liabilities	1,530,775	807,833

Stockholders’ equity:
Common stock	416	361
Additional paid-in capital	744,333	441,224
Accumulated deficit	(292,373)	(123,857)
Accumulated other comprehensive income	202	82

Total stockholders’ equity	452,578	317,810

Total liabilities and stockholders’ equity	$1,983,353	$1,125,643

THE ADVISORY BOARD COMPANY

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Twelve Months Ended December 31,
	2015	2014
Cash flows from operating activities:
Net (loss) income before allocation to noncontrolling interest	$(115,527)	$11,043
Adjustments to reconcile net (loss) income before allocation to noncontrolling interest to net cash provided by operating activities:
Depreciation and amortization	73,134	39,101
Impairment of capitalized software	8,166	2,086
Goodwill impairment	95,658	—
Loss on financing activities	17,398	—
Amortization of debt issuance costs	1,270	—
Deferred income taxes	6,670	6,033
Excess tax benefits from stock-based awards	(4,855)	(3,285)
Stock-based compensation expense	29,093	22,388
Amortization of marketable securities premiums	—	1,920
Loss on investment in common stock warrants	370	180
Equity in loss of unconsolidated entities	4,396	9,271
Loss on preferred stock investment	3,200
Changes in operating assets and liabilities (net of the effect of acquisition):
Membership fees receivable	(37,144)	(66,072)
Prepaid expenses and other current assets	13,276	(3,587)
Deferred incentive compensation and other charges	5,937	(995)
Other non-current assets	(258)	—
Deferred revenue	64,381	50,860
Accounts payable and accrued liabilities	(6,761)	5,463
Acquisition-related earn-out payments	(2,448)	(3,348)
Accrued incentive compensation	9,100	6,790
Other long-term liabilities	(3,122)	(9,561)

Net cash provided by operating activities	161,934	68,287

Cash flows from investing activities:
Purchases of property and equipment	(52,941)	(56,500)
Capitalized external use software development costs	(3,749)	(5,175)
Cash paid for acquisitions, net of cash acquired	(746,693)	(70,208)
Cash paid for investment in unconsolidated entity	(3,006)	—
Redemptions of marketable securities	14,714	159,146
Purchases of marketable securities	—	(32,411)

Net cash (used in) provided by investing activities	(791,675)	(5,148)

Cash flows from financing activities:
Proceeds from debt, net	1,840,734	—
Pay down of debt	(1,307,188)	—
Debt issuance costs	(3,251)	—
Proceeds from issuance of common stock, net of selling costs	148,786	—
Proceeds from issuance of common stock from exercise of stock options	4,747	8,839
Withholding of shares to satisfy minimum employee tax withholding	(6,058)	(7,735)
Proceeds from issuance of stock under employee stock purchase plan	505	573
Payment for acquisition of non-controlling interest	—	(6,110)
Acquisition-related earn-out payments	(1,500)	—
Excess tax benefits from stock-based awards	4,855	3,285
Purchases of treasury stock	(53,000)	(41,772)

Net cash provided by (used in) financing activities	628,630	(42,920)

Net (decrease) increase in cash and cash equivalents	(1,111)	20,219
Cash and cash equivalents, beginning of period	72,936	52,717

Cash and cash equivalents, end of period	$71,825	$72,936